Exhibit 10.2
[FORM OF] ESCROW AGREEMENT
     THIS ESCROW AGREEMENT, dated as of April 13, 2011 (this “Agreement”), is by and among RXi Pharmaceuticals Corporation, a Delaware corporation (“Parent”), Robert E. Kennedy, solely in his capacity as representative of the stockholders of Apthera, Inc. (the “Stockholder Representative”), and Computershare Trust Company, N.A. (the “Escrow Agent”). Each capitalized term used in this Agreement but not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement (as defined below). Parent shall provide the Escrow Agent with a true and complete copy of the Merger Agreement for its records and reference.
     WHEREAS, Parent, Diamondback Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Apthera, Inc., a Delaware corporation (the “Company”), and the Stockholder Representative are parties to an Agreement and Plan of Merger, dated as of March 31, 2011 (as such agreement may be subsequently amended or modified, the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Parent;
     WHEREAS, pursuant to the Merger Agreement, Parent shall deposit with the Escrow Agent the Escrow Shares, which will be available to compensate the Parent Indemnified Parties for Indemnifiable Losses pursuant to Article 9 of the Merger Agreement, on the terms and conditions set forth therein; and
     WHEREAS, the parties desire to set forth their understandings with regard to the escrow account established hereunder.
     NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Appointment of Agent. Parent and the Stockholder Representative hereby appoint the Escrow Agent as their agent to hold in escrow, and to administer the disposition of, the Escrow Fund (as defined below) in accordance with the terms of this Agreement, and the Escrow Agent hereby accepts such appointment.
     2. Stockholder Representative. Pursuant to Section 10.11 of the Merger Agreement, the Stockholder Representative has been designated to act as the representative, agent and attorney-in-fact for the Company Stockholders and their successors and assigns for all purposes under this Agreement and, after the Effective Time, the Merger Agreement. The Escrow Agent is hereby relieved from any liability to any person for any acts done by the Escrow Agent in accordance with any notice, direction, consent or instruction of or from the Stockholder Representative under this Agreement.
     3. Establishment of Escrow. At the Effective Time, and in accordance with the terms of the Merger Agreement, Parent shall deliver the Escrow Shares to a special escrow account established by the Escrow Agent on behalf of Parent and the Stockholder Representative for the benefit of the Company Stockholders (the “Escrow Account”). The Escrow Shares, which may be delivered to the Escrow Agent in either certificated or book-entry form, shall be registered in the name of the Escrow Agent or its nominee. Upon receipt of the Escrow Shares, the Escrow Agent shall acknowledge such receipt in writing to Parent and the Stockholder Representative. Any securities of Parent or any other issuer distributed in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the Escrow Agent or its nominee, and shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account (such securities being considered Escrow Shares for the purposes hereof). The Escrow Agent shall have no responsibility to monitor or compel issuance of any Escrow Shares in its name, but shall merely hold such shares as are delivered, as provided herein. The Escrow Shares held in the Escrow Account, together with any further shares that may be deposited in the Escrow Account by Parent and with any securities or other property deposited in the Escrow Account in accordance with Section 4(c) hereof, less any shares released from the Escrow Account and/or disbursed to Parent, as the case may be, from time to time in accordance with Sections 6 and 7 hereof, shall be referred to herein as the “Escrow Fund.” The Escrow Agent agrees to administer the disposition of the Escrow Fund in accordance with the terms and conditions of this Agreement. The Escrow Fund shall be segregated on the books and records of the Escrow Agent from the other assets of the Escrow Agent and shall be held by the Escrow Agent in trust for the benefit of Parent and the Company Stockholders in accordance with the terms and conditions of this Agreement. The Escrow Fund shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto, and shall be held and disbursed solely for the purposes of, and in accordance with the terms and conditions of, this Agreement.
     4. Voting and Rights of Ownership.
          (a) While the Escrow Shares remain in escrow pursuant to this Agreement, the Company Stockholders will retain and will be able to exercise all incidents of ownership of said Escrow Shares that are not inconsistent with the terms and conditions of this Agreement. The Escrow Shares held pursuant to this Agreement will be shown as issued and outstanding on the books and records of Parent.
          (b) With respect to the voting rights attached to the Escrow Shares, each Company Stockholder will have the right, in its sole discretion, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares held in the Escrow Account for the account of such Company Stockholder, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. Parent will deliver to the Escrow Agent sufficient quantities of all notices, solicitations or other documents or information issued to Parent’s stockholders generally with respect to the Parent Common Stock, including, but not limited to, proxy materials, which shall be forwarded by the Escrow Agent to each Company Stockholder and the Stockholder Representative. Any such notice, solicitation or other document or information shall be sent to the Escrow Agent at the same time as they are sent to the stockholders of Parent generally. The Escrow Agent shall have no obligation to solicit consents or proxies from the Company Stockholders for purposes of any such vote. The number of Escrow Shares held in the Escrow Account for the account of each Company Stockholder shall be set forth on Schedule A.
          (c) Any cash dividends distributed prior to the First Release Date (as defined below) in respect of the Escrow Shares shall be promptly distributed by the Escrow Agent to the

Company Stockholders by check payable to the Company Stockholders in proportion to the number of Escrow Shares that would be released to the Company Stockholders if the First Release Date occurred on the record date for payment of such dividends. Any cash dividends distributed prior to the Second Release Date (as defined below) in respect of the Escrow Shares shall be promptly distributed by the Escrow Agent to the Company Stockholders by check payable to the Company Stockholders in proportion to the number of Escrow Shares that would be released to the Company Stockholders if the Second Release Date occurred on the record date for payment of such dividends. Any stock dividend paid on the Escrow Shares in connection with a Capital Change (as defined in Section 8, below) shall be issued in the name of the Escrow Agent or its nominee and deposited with the Escrow Agent to be held in escrow as additional Escrow Shares along with the corresponding Escrow Shares previously deposited. Any non-cash dividends or distributions of securities or other property paid on the Escrow Shares (other than in connection with a Capital Change) shall be deposited with the Escrow Agent to be held in escrow as additional Escrow Shares along with the corresponding Escrow Shares previously deposited (any such non-cash dividends or distributions of securities or other property shall be referred to herein as “Additional Escrow Property”).
          (d) If the Escrow Shares are reclassified, converted or changed into, or exchanged for securities or other property pursuant to a merger, consolidation or other reorganization of Parent after the Effective Time, then such reclassified shares or securities or other property, as the case may be, shall be deposited with the Escrow Agent to be held in escrow and released from escrow and/or disbursed to Parent, as the case may be, in conjunction with the terms of this Agreement at the same time and in the same respective amounts as the related Escrow Shares, assuming for this purpose that such reclassification, merger, consolidation or other reorganization had not been effected.
     5. Tax Matters.
          (a) The parties agree solely for U.S. Tax purposes and, to the extent permitted by applicable Law, state and local Tax purposes, (i) the Escrow Shares shall be treated as issued to the Company Stockholders, (ii) the Company Stockholders shall be treated as receiving the Escrow Shares on the Closing Date, (iii) the Company Stockholders, as owners of the Escrow Shares for Tax purposes, shall be responsible for any Taxes related to (x) the Escrow Shares, (y) any dividend or other distribution on the Escrow Shares, whether in the form of securities or cash, or (z) any interest and earnings from the investment and reinvestment of any dividends or other distribution on the Escrow Shares (such items (y) and (z) collectively, “Escrow Earnings”), and (iv) the Escrow Agent does not have any interest in the Escrow Shares or Escrow Earnings. In accordance with its respective share of the Escrow Earnings, each Company Stockholder shall report on its respective Tax Returns and be liable for the payment of, and shall pay when due, all Taxes upon the Escrow Earnings. For Tax reporting purposes, all Escrow Earnings in any Tax year shall be reported as allocated to the Company Stockholders (in accordance with each Company Stockholder’s ownership of Escrow Shares as described in Schedule A hereto (as adjusted to include any Capital Change (as defined below) and/or any dividends or other distributions paid or made thereon)) until the release of the Escrow Shares to the Company Stockholders or the disbursement of the Escrow Shares to Parent. The Escrow Agent shall report all Escrow Earnings on Form 1099 or other appropriate forms with respect to each calendar year during the term of this Agreement in a manner consistent with the provisions of this Section 5(a).

          (b) Each Company Stockholder agrees to complete, sign and send to the Escrow Agent, a Form W-9, or Form W-8, as applicable, and any other forms and documents that the Escrow Agent may reasonably request for Tax reporting purposes. Moreover, each Company Stockholder acknowledges and agrees that, in the event the Escrow Agent is required to withhold any Taxes, the Escrow Agent shall, upon direction from Parent in its sole discretion, either obligate the Company Stockholder to pay such portion of the Escrow Earnings to the Escrow Agent or remove such portion from the Escrow Earnings as is required to be remitted to the IRS in compliance with the Code or to any other applicable Tax authority.
     6. Indemnification Claims.
          (a) Parent (on behalf of any Parent Indemnified Party) may, in accordance with the provisions of Article 9 of the Merger Agreement, from time to time deliver to the Stockholder Representative, with contemporaneous delivery to the Escrow Agent, a Claim Notice pursuant to Section 9.3(b) of the Merger Agreement containing (i) a description and, if known, the estimated amount of any Indemnifiable Losses incurred or reasonably expected to be incurred by the Parent Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of the facts then known by Parent, and (iii) a demand for payment of the Claimed Amount.
          (b) Within 20 days after delivery of a Claim Notice, pursuant to Section 9.3(c) of the Merger Agreement, the Stockholder Representative will deliver to Parent, with contemporaneous delivery to the Escrow Agent, a Response, in which the Stockholder Representative will:
                (i) agree that the Parent Indemnified Party is entitled to receive all of the Claimed Amount, in which event the Escrow Agent will promptly disburse the Claimed Amount to Parent from and to the extent of the Escrow Fund pursuant to Section 6(e) hereof;
               (ii) dispute that the Parent Indemnified Party is entitled to receive all of the Claimed Amount, but agree that the Parent Indemnified Party is entitled to receive the Agreed Amount (a “Partial Objection Notice”), in which event the Escrow Agent will promptly disburse the Agreed Amount to Parent from and to the extent of the Escrow Fund pursuant to Section 6(e) hereof; or
               (iii) dispute that the Parent Indemnified Party is entitled to receive any of the Claimed Amount (an “Objection Notice”).
          (c) If the Stockholder Representative fails to deliver a Response to Parent within 20 days after delivery of the Claim Notice, then the Stockholder Representative will be deemed to have irrevocably accepted the Claim Notice and the Stockholder Representative will be deemed to have irrevocably agreed to the Claimed Amount. In such event, Parent will send written notice of such failure to the Escrow Agent, who will promptly disburse to Parent from and to the extent of the Escrow Fund the Claimed Amount pursuant to Section 6(e) hereof.
          (d) If a Partial Objection Notice or an Objection Notice is delivered by the Stockholder Representative in accordance with Sections 6(b)(ii) or 6(b)(iii) hereof, respectively,

then the Claimed Amount less the Agreed Amount, if any, will be treated as a disputed claim and the amount of such disputed claim will be held by the Escrow Agent as an undivided portion of the Escrow Fund (which amount will continue to be available to satisfy other Claim Notices), and the Escrow Agent will make disbursements with respect thereto only in accordance with the Escrow Agent’s receipt of joint written instructions executed by Parent and the Stockholder Representative with respect to such amount following the resolution of such disputed claim pursuant to Section 10.12 of the Merger Agreement.
          (e) Any indemnification of the Parent Indemnified Parties pursuant to Article 9 of the Merger Agreement will be effected by the disbursement to Parent of all or a portion of the Escrow Fund; provided, however, that to the extent the Escrow Fund includes Additional Escrow Property at the time of any such disbursement to Parent pursuant to this Section 6(e), such disbursement shall consist of amounts of Parent Common Stock and Additional Escrow Property in proportion to the relative value of each in the Escrow Fund at the time of disbursement. Each Escrow Share consisting of Parent Common Stock shall have a deemed value equal to the average of the last closing sale prices for Parent Common Stock on NASDAQ, as reported in The Wall Street Journal, over the five consecutive trading days ending two trading days immediately preceding such disbursement. The deemed value of Additional Escrow Property shall be determined as follows:
               (i) If such property consists of securities that are traded on a stock market, the per unit or share value of such securities shall be deemed to be the average of the last closing sale prices of such security on the primary stock exchange or other over-the-counter market on which such securities are listed or quoted over the five consecutive trading days ending two trading days immediately preceding such disbursement; and
               (ii) If such property does not consist of securities traded on a stock market, the value of such property shall be deemed to be its fair market value as mutually agreed upon by Parent and the Stockholder Representative; provided, however, that if Parent and the Stockholder Representative are unable to reach agreement on any valuation of such property or securities, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by Parent and the Stockholder Representative (or, if such selection cannot be agreed upon promptly, or in any event within 10 days, then such valuation shall be made by a nationally recognized independent investment banking firm selected by the American Arbitration Association in Los Angeles, CA in accordance with its rules), the costs of which valuation shall be paid for by Parent.
          (f) In all cases, the number of Escrow Shares to be disbursed pursuant to Section 6(e) hereof shall be determined by Parent and the Stockholder Representative and such Escrow Shares shall only be disbursed upon Escrow Agent’s receipt of joint written instructions executed by Parent and the Stockholder Representative.
     7. Distribution of Remaining Escrow Fund.
          (a) If not earlier distributed pursuant to Section 6 hereof, the Escrow Agent will distribute to the Company Stockholders on October 13, 2011 (the “First Release Date”) one-half of the Escrow Shares (the “First Release Date Shares”) on a pro rata basis in accordance with each Company Stockholder’s ownership of Escrow Shares as described in Schedule A, unless on or prior to such date the Escrow Agent has received one or more Claim Notices which have not been fully resolved or satisfied in accordance with Section 6; in which case the First Release Date Shares will be retained by the Escrow Agent in accordance with this Agreement until such unresolved or unsatisfied Claim Notices are settled in accordance with Section 6.
          (b) If not earlier distributed pursuant to Section 6 hereof, the Escrow Agent will distribute to the Company Stockholders on April 13, 2012 (the “Second Release Date”) the remaining portion of the Escrow Fund, if any, on a pro rata basis in accordance with each Company Stockholder’s ownership of Escrow Shares as described in Schedule A, unless on or prior to such date the Escrow Agent has received one or more Claim Notices which have not been fully resolved or satisfied in accordance with Section 6; in which case the remaining portion of the Escrow Fund, if any, will be retained by the Escrow Agent in accordance with this Agreement until such unresolved or unsatisfied Claim Notices are settled in accordance with Section 6.
          (c) In all cases, the number of Escrow Shares to be distributed pursuant to this Section 7 shall be determined by Parent and the Stockholder Representative and such Escrow Shares shall only be distributed upon Escrow Agent’s receipt of joint written instructions executed by Parent and the Stockholder Representative.
     8. Capital Changes. The number of Escrow Shares to be released from escrow or disbursed to Parent, as the case may be, in accordance with this Agreement shall be adjusted from time to time to account for any stock dividends, stock splits, combinations or other similar recapitalizations affecting Parent Common Stock subsequent to the Effective Time (each such change, a “Capital Change”). In the event that a Capital Change occurs subsequent to the Effective Time and prior to the termination of this Agreement pursuant to Section 11, Parent shall ensure that the number of Escrow Shares to be released from escrow or disbursed to Parent, as the case may be, in accordance with this Agreement takes into account the change in number of Escrow Shares that occurred as a result of such Capital Change and is adjusted, where necessary, such that the number of Escrow Shares released from escrow or disbursed to Parent, as the case may be, in accordance with this Agreement is equal to that number of Escrow Shares that would be eligible for release or disbursement, as the case may be, had such Capital Change been given effect immediately prior to the Effective Time. In the event of a Capital Change after the Effective Time, Parent and the Stockholder Representative will prepare a revised Schedule A making proportional adjustments to the numbers of Escrow Shares thereon to appropriately reflect such Capital Change.
     9. Fractional Escrow Shares. No fractional Escrow Shares shall be disbursed to Parent or distributed to the Company Stockholders pursuant to this Agreement. Instead, the number of Escrow Shares to be disbursed or distributed shall be rounded to the nearest whole number.
     10. Transfer of Escrow Shares. No portion of the rights and interests of the Company Stockholders in the Escrow Fund may be sold, assigned, pledged, distributed or otherwise transferred, without the prior written consent of Parent.

     11. Termination. This Agreement shall terminate upon the earliest to occur of the following events:
          (a) all Escrow Shares have been either released or disbursed in accordance with Sections 6 and 7; or
          (b) Parent and the Stockholder Representative agree in writing to terminate this Agreement, in which case the Escrow Agent shall distribute the Escrow Shares in accordance with the joint written instructions of Parent and the Stockholder Representative.
     12. Responsibilities and Liability of Escrow Agent.
          (a) Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent may perform its duties through its agents and affiliates. The Escrow Agent’s duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between Parent, the Stockholder Representative, and/or any other third party which may be referred to herein or as to which the escrow relationship created by this Agreement relates.
          (b) Liability of Escrow Agent. Except in cases of the Escrow Agent’s bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in accordance with the provisions hereof, or in connection with either this Agreement or the Escrow Agent’s duties hereunder, has been duly authorized to do so, and (iii) in acting or refraining from acting in good faith when advised to act or refrain to act, as the case may be, by any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any investment made under circumstances not constituting bad faith, willful misconduct or gross negligence.
          Without limiting the generality of the foregoing, it is hereby agreed that in no event will the Escrow Agent and its agents and affiliates be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent’s performance of services hereunder, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent’s reasonable control.
          In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive any certificate, statement, request, notice, advice, instruction,

direction or other agreement or instrument from any other party with respect to the Escrow Fund which, in the Escrow Agent’s reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Fund or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with Section 6(d) hereof. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of Parent as provided in Sections 12(c) or 12(d) hereof, institute or defend such proceedings.
          (c) Indemnification of Escrow Agent. Parent agrees to indemnify the Escrow Agent and its officers, directors, employees, agents, affiliates, successors and assigns for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or its officers, directors, employees, agents, affiliates, successors and assigns or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent’s duties under this Agreement, except as a result of the Escrow Agent’s bad faith, willful misconduct or gross negligence.
          (d) Authority to Interplead. The parties hereto authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court. In the event of any dispute hereunder, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.
          (e) No Representations. The Escrow Agent makes no representations as to the validity, value, genuineness, or the collectibility of any security or other document or instrument held by or delivered to the Escrow Agent by or on behalf of the parties hereto.
     13. Removal and Resignation of Escrow Agent.
          (a) Removal. Parent and the Stockholder Representative acting together shall have the right to terminate the appointment of the Escrow Agent at any time by giving no less than thirty (30) calendar days’ prior written notice of such termination to the Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund as depositary. Parent and the Stockholder Representative agree that they will jointly appoint a banking corporation, trust company or other financial institution as successor Escrow Agent. The Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from Parent and the Stockholder Representative designating the successor Escrow Agent. The Escrow Agent shall deliver all of the Escrow Fund to such successor Escrow Agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor Escrow Agent shall be bound by all of the provisions hereof.

          (b) Resignation. The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than thirty (30) calendar days’ prior written notice of such resignation to Parent and the Stockholder Representative, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund as depository. In the event of such resignation, Parent and the Stockholder Representative agree that they will jointly appoint a banking corporation, trust company, or other financial institution as successor Escrow Agent within thirty (30) calendar days of notice of such resignation. The Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from Parent and the Stockholder Representative designating the successor Escrow Agent. The Escrow Agent shall deliver all of the Escrow Fund to such successor Escrow Agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor Escrow Agent shall be bound by all of the provisions hereof.
     14. General.
          (a) Accounting. Upon each release or disbursement of any of the Escrow Shares in the Escrow Fund or the termination of this Agreement, the Escrow Agent shall render to Parent and the Stockholder Representative an accounting in writing of the Escrow Fund and all distributions therefrom.
          (b) Survival. Notwithstanding anything herein to the contrary, the provisions of Sections 12(b) and 12(c) hereof shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.
          (c) Escrow Agent Fees. The Escrow Agent shall charge a one-time administrative fee of $5,000, and Parent shall be solely liable for the payment of such fee. In addition, the Escrow Agent shall be reimbursed by Parent for all reasonable out-of-pocket expenses incurred by the Escrow Agent in the preparation, administration or performance of this Agreement.
          (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally by commercial courier service, federal express or otherwise or (ii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day), of transmission, by telecopier, or facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
               If to Parent, to it at:
RXi Pharmaceuticals Corporation
60 Prescott Street
Worcester, MA 01605
Attn: Chief Executive Officer
Facsimile: 508-767-3862

with separate copies thereof addressed to (which shall not constitute notice to Parent):
Fredrikson & Byron, P.A.
200 South Sixth Street
Suite 4000
Minneapolis, MN 55402
Attn: Christopher J. Melsha
Facsimile: 612-492-7077
     If to the Stockholder Representative, to him at:
Robert E. Kennedy
9450 E. Larkspur Dr.
Scottsdale, AZ 85260
with separate copies thereof addressed to (which shall not constitute notice to the Stockholder Representative):
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren St.
Phoenix, AZ 85004
Attn: Daniel M. Mahoney
Facsimile: 602-382-6070
               If to the Escrow Agent, to it at:
Computershare Trust Company, N.A.
350 Indiana Street, Suite 750
Golden, CO 80401
Attn: John Wahl / Rose Stroud
Facsimile: 303-262-0608
          (e) Modifications; Waiver. This Agreement may not be amended, altered or modified without the express prior written consent of each of the parties hereto. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.
          (f) Further Assurances. If at any time the Escrow Agent shall consider or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby, the parties hereto shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions hereof.

          (g) Assignment. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties hereto. Neither Parent nor the Stockholder Representative may assign this Agreement or any of its rights, interests or obligations without the prior written approval of the other parties. This Agreement may not be assigned by the Escrow Agent, except that upon prior written notice to Parent and the Stockholder Representative, the Escrow Agent may assign this Agreement to an affiliated or successor trust company or other qualified bank entity.
          (h) Section Headings. The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation hereof.
          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Parent, the Stockholder Representative and the Escrow Agent hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts, and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally with the State of Delaware.
          (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

RXI PHARMACEUTICALS CORPORATION
By:
Name:
Title:

ROBERT E. KENNEDY, as Stockholder Representative
By:

COMPUTERSHARE TRUST COMPANY, N.A., as Escrow Agent
By:
Name:
Title: